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                                                                   EXHIBIT XI(b)

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                  AMENDMENT, dated as of September 30, 1997 ("Amendment"), to Registration Rights Agreement dated July 18, 1997 (the "Registration Rights Agreement"), among Geokinetics Inc., a Delaware corporation (the "Company"), Blackhawk Investors, L.L.C., a Delaware limited liability company ("Blackhawk"), Steven A. Webster ("Webster") and William R. Ziegler ("Ziegler").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to a certain Securities Purchase and Exchange Agreement dated July 18, 1997 (the "Initial Purchase Agreement") among the Company, Blackhawk, Webster and Ziegler, (i) Blackhawk purchased (A) 5,041,667 shares of Common Stock of the Company, (B) 171,875 shares of Series A Preferred Stock of the Company and (C) a Shadow Warrant to purchase up to an aggregate of 6,512,095 shares of Common Stock, subject to adjustment, for an aggregate purchase price of $5,500,000, and (ii) Webster and Ziegler exchanged certain 12% Senior Secured Promissory Notes of the Company and certain of its subsidiaries, in the aggregate principal amount of $500,000, for an aggregate of
(A) 458,333 shares of Common Stock, (B) 15,625 shares of Series A Preferred Stock and (C) Shadow Warrants to purchase up to an aggregate of 592,009 shares of Common Stock, subject to adjustment;

                  WHEREAS, contemporaneously with the consummation of the transactions contemplated by the Initial Purchase Agreement, the parties thereto entered into the Registration Rights Agreement, providing for certain registration rights with respect to the Common Stock of the Company acquired by Blackhawk, Webster and Ziegler pursuant to the Initial Purchase Agreement (inclusive of shares of Common Stock issuable upon the conversion or exercise, as the case may be, of the Series A Convertible Preferred Stock and the Shadow Warrants) and certain other shares of Common Stock that may be thereafter acquired by such parties;

                  WHEREAS, pursuant to the terms and conditions of a certain Letter Agreement re Additional Investment dated as of July 24, 1997, between the Company and Blackhawk (the "Letter Agreement"), Blackhawk has made an additional $1,000,000 investment in the Company, on substantially the same terms as its initial investment, except that the additional securities to be purchased thereunder are (i) 100,000 shares of a new series of its authorized Series Preferred Stock, par value $10.00 per share, which Preferred Stock shall be designated as Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock") and (ii) shadow warrants on substantially the same terms as the Shadow Warrant issued to Blackhawk on July 18, 1997;

                  WHEREAS, pursuant to the terms and conditions of the Letter Agreement, the Company and Blackhawk entered into a Securities Purchase Agreement, dated as of July 24, 1997 (the "Subsequent Purchase Agreement"), with respect to such additional $1,000,000 investment by Blackhawk in exchange for the issuance by the Company of the Series B Convertible Preferred Stock and a Shadow Warrant to purchase up to an aggregate of 1,100,255 shares of Common Stock, subject to adjustment (the "New Blackhawk Shadow Warrant");

                                                           Page 198 of 241 Pages







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                  WHEREAS, pursuant to the terms and conditions of both the
Letter Agreement and the Subsequent Purchase Agreement, the parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement in certain respects to clarify that the term Registrable Securities includes any and all shares of Common Stock that may be issued upon the conversion or exercise, as the case may be, of the Series B Convertible Preferred Stock and the New Blackhawk Shadow Warrant; and

                  WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Registration Rights Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Registration Rights Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                  I.       AMENDMENTS:

                  1. Section 2 of the Registration Rights Agreement is hereby amended by adding the following definitions:

                           " 'Initial Purchase Agreement' means that certain
                  Securities Purchase and Exchange Agreement, dated July 18, 1997, among the Company, Blackhawk, Webster and Ziegler."

                           " 'Subsequent Purchase Agreement' means that certain
                  Securities Purchase Agreement, dated as of July 24, 1997, between the Company and Blackhawk."

                           " 'New Blackhawk Shadow Warrant' means that certain
                  Shadow Warrant of even date herewith issued by the Company in favor of Blackhawk pursuant to the terms of the Subsequent Purchase Agreement, representing the right to purchase up to an aggregate of 1,100,255 shares of Common Stock, subject to adjustment, in accordance with the terms thereof (including without limitation, upon any adjustment to the number of Subject Warrants (as defined therein) upon any conversion of the Series B Convertible Preferred Stock into Common Stock), as the same may be amended from time to time."

                           " 'Series B Preferred Stock' means that series of
                  Preferred Stock of the Company created and designated pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of the Company, in the form of Exhibit A attached to the Subsequent Purchase Agreement."

                  2. Section 2 of the Registration Rights Agreement is hereby further amended by deleting, in its entirety, each of the definitions of "Blackhawk Shadow Warrant," "Purchase Agreement, "Webster/Ziegler Shadow Warrant" and "Shadow Warrants" and respectively replacing same with the following:

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                           " 'Initial Blackhawk Shadow Warrant' means that
                  certain Shadow Warrant dated July 18, 1997 issued by the Company in favor of Blackhawk pursuant to the terms of the Initial Purchase Agreement, initially representing the right to purchase up to an aggregate of 6,512,095 shares of Common Stock, subject to adjustment, in accordance with the terms thereof (including without limitation, upon any adjustment to the number of Subject Warrants (as defined therein) upon any conversion of the Series B Convertible Preferred Stock into Common Stock), as the same may be further amended from time to time."

                           " 'Purchase Agreement' means the Initial Purchase
                  Agreement and/or the Subsequent Purchase Agreement, as the context requires."

                           " 'Webster/Ziegler Shadow Warrants' means those
                  certain Shadow Warrants dated July 18, 1997 issued by the Company in favor of Webster and Ziegler pursuant to the terms of the Initial Purchase Agreement, initially representing the right to purchase up to an aggregate of 592,009 shares of Common Stock, subject to adjustment, in accordance with the terms thereof (including without limitation, upon any adjustment to the number of Subject Warrants (as defined therein) upon any conversion of the Series B Convertible Preferred Stock into Common Stock), as the same may be further amended from time to time."

                           " 'Shadow Warrants' means the Initial Blackhawk
                  Shadow Warrant, the Webster/Ziegler Shadow Warrants and the New Blackhawk Shadow Warrant, inclusive of any amendments thereto and any warrant or warrants issued in replacement thereof, whether pursuant to Section 1.4 or 4 of any such Shadow Warrant."

                  3. Section 2 of the Registration Rights Agreement is hereby further amended by deleting, in its entirety, the first sentence of the definition of "Registrable Securities" and replacing it with the following:

                  "'Registrable Securities' means (i) the shares of Common Stock acquired by the Purchasers pursuant to the Initial Purchase Agreement, (ii) any shares of Common Stock issued upon conversion of the Series A Preferred Stock acquired by the Purchasers pursuant to the Initial Purchase Agreement, (iii) any shares of Common Stock issued upon conversion of the Series B Preferred Stock acquired by Blackhawk pursuant to the Subsequent Purchase Agreement, (iv) any shares of Common Stock issued from time to time upon exercise of the Shadow Warrants,
                  (v) any shares of Common Stock acquired from time by any Purchaser or any Affiliate thereof, and (vi) any Related Registrable Securities."

                  II.      GENERAL:

                  1. Except as set forth above in Article I of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

                  2. This Amendment may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

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                  3. This Amendment shall be interpreted so that it amends and modifies the terms of the Registration Rights Agreement, and in the event of a conflict between the provisions set forth in this Amendment and those set forth in the original Registration Rights Agreement, the terms of this Amendment shall govern and control.

                  4. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES OR PRINCIPLES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                GEOKINETICS INC.

                                By:/s/ JAY D. HABER
                                   --------------------------------------------
                                Name:  Jay D. Haber

                                Title:    Chairman & Chief Executive Officer

                                PURCHASERS:

                                BLACKHAWK INVESTORS, L.L.C.

                                By: Blackhawk Capital Partners, Managing Member

                                By:/s/ WILLIAM R. ZIEGLER
                                   --------------------------------------------
                                   Name:  William R. Ziegler
                                   Title:    Partner

                                  /s/ STEVEN A. WEBSTER
                                  ---------------------------------------------
                                  Steven A. Webster, Individually

                                  /s/ WILLIAM R. ZIEGLER
                                  ---------------------------------------------
                                  William R. Ziegler, Individually

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